Exhibit 10.1

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The omitted portions are marked [ ** ] and have been filed separately with the Securities and Exchange Commission (the “Commission”).

ASSET TRANSFER AND SUBLICENSE AGREEMENT

THIS ASSET TRANSFER AND SUBLICENSE AGREEMENT, dated and effective as of September 20, 2002 (the “Effective Date”), is by and between [  **  ] (“[  **  ]”), having its principal place of business at [  **  ], and ENCHIRA BIOTECHNOLOGY CORPORATION, a Delaware corporation (“Enchira”), having its principal place of business at 4200 Research Forest Drive, The Woodlands, TX 77381 (collectively, the “Parties”).

RECITALS

WHEREAS, [  **  ] has developed technologies for, among other things, the  [  **  ] ;

WHEREAS, Enchira owns and has licensed intellectual property and materials related to, among other things, biodesulfurization of fossil fuels (“BDS”);

WHEREAS, [  **  ] desires to acquire from Enchira, and Enchira desires to transfer to [  **  ], certain of Enchira’s intellectual property and materials related to BDS;

WHEREAS, [  **  ] desires to sublicense from Enchira, and Enchira desires to sublicense to [  **  ], certain of Enchira’s intellectual property related to BDS; and

WHEREAS, the Parties desire to set forth herein the terms governing such transfer and such sublicense.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS.

“Additional Materials” shall mean the materials listed in Schedule D.

“Affiliate” shall mean any entity that directly or indirectly Owns, is Owned by or is under common Ownership, with Enchira, or [  **  ], as the case may be, where “Owns,” “Owned” or “Ownership” means direct or indirect possession of more than fifty percent (50%) of the outstanding voting securities of a corporation or a comparable equity interest in any other type of entity or such lesser amount as constitutes control in the relevant jurisdiction.

“Agreement” shall mean this Asset Transfer and Sublicense Agreement.

“Assigned Know-How” shall mean all know-how, trade secrets, inventions, data, processes, procedures, devices, methods, formulas, media, strains and all lines, reagents, protocols and marketing and other information and materials, including improvements thereon, whether or not patentable, but which are necessary or useful for the commercial

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

exploitation of the Assigned Patent Rights or Sublicensed Patent Rights or the construction, installation, development or operation of BDS Units or the development, use, manufacture, offer for sale, sale, import, or export of products or services produced using BDS Units, in each case which are owned by Enchira as of the Effective Date. Assigned Know-How shall not include Assigned Patent Rights or the Sublicensed Patent Rights.

“Assigned Patent Rights” shall mean the patents and patent applications listed in Schedule A and all provisionals, converted provisionals, continued prosecution applications, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing, which comprise all patent applications and issued and subsisting patents claiming inventions, owned by Enchira as of the Effective Date, which are necessary or useful to construct, install, develop or operate BDS Units or to develop, use, manufacture, offer for sale, sell, import, or export products or services produced using BDS Units.

“Assigned Technology” shall mean the Assigned Know-How and the Assigned Patent Rights.

“BDS” shall have the meaning set forth in the Recitals above.

“BDS Unit” shall mean a fermenter or other apparatus, together with all components thereof, designed to be used, or actually used, for BDS.

“Confidential Information” shall have the meaning set forth in Section 6.1.

“Covered Technology” shall mean the Assigned Technology and the Sublicensed Technology.

“Defaulting Party” shall have the meaning set forth in Section 9.3.1.

“Excluded Items” shall mean any technology and/or materials that are or have been subject to arbitration and/or litigation with Maxygen, Inc., or any order or ruling resulting therefrom, including, without limitation, those items that involve or involved the process referred to by Enchira as RACHITT™.

“GTI” shall mean The Gas Institute of Technology.

“GTI License Agreement” shall mean the License and Technology Assistance Agreement, dated January 15, 1991, between Enchira and GTI, as amended as of the Effective Date.

“Indemnitee” shall have the meaning set forth in Section 8.1.

“Non-Defaulting Party” shall have the meaning set forth in Section 9.3.1.

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

“Notice of Default” shall have the meaning set forth in Section 9.3.1.

“Party” shall mean [  **  ] or Enchira, as applicable.

“Performance Default” shall have the meaning set forth in Section 9.3.1.

“Petro Star” shall mean Petro Star Inc., an Alaska corporation.

“Product” shall mean fossil fuels produced utilizing Covered Technology.

“Purchase Price” shall have the meaning set forth in Section 4.1.

“RACHITT™” is a trademark of Enchira and, as used herein, shall mean the DNA shuffling process publicly referred to by Enchira as “random chimeragenesis on transient templates,” including the technology described and claimed (either as originally filed and/or amended at any time) in U.S. Patent Application No. 60/160,420, dated October 19, 1999, or U.S. Patent Application No. 09/514,660, dated February 29, 2000, or U.S. Patent Application No. 09/618,935, dated July 18, 2000, or PCT Patent Application WO 01/29211, dated October 19, 2000, and/or any U.S. or foreign patent application issuing from or claiming priority through any of the preceding patent applications, as well as any other technologies that are not described in any of the preceding patent applications but which are mere modifications of any invention claimed therein.

“Representation Default” shall have the meaning set forth in Section 9.3.1.

“Sublicense” shall mean the sublicense set forth in Section 3.1.

“Sublicensed Know-How” shall mean that Know-How, as defined in the GTI License Agreement, whether or not patentable, licensed by Enchira pursuant to the GTI License Agreement as of the Effective Date. Sublicensed Know-How shall not include the Sublicensed Patent Rights.

“Sublicensed Patent Rights” shall mean all Industrial Property Rights, as defined in the GTI License Agreement, including the patents listed in Schedule B, together with all associated provisionals, converted provisionals, continued prosecution applications, substitutions, divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions and supplementary protection certificates thereof, including foreign counterparts of the foregoing, licensed by Enchira pursuant to the GTI License Agreement as of the Effective Date.

“Sublicensed Technology” shall mean the Sublicensed Know-How and the Sublicensed Patent Rights.

“Term” shall mean the term of this Agreement as specified in Section 9.1.

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

“Third Party” shall mean any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than [  **  ] or Enchira or an Affiliate of [  **  ] or Enchira.

The above definitions are intended to encompass the defined terms in both the singular and plural tenses.

2.             DATA AND MATERIALS.

2.1          Due Diligence. Schedules A, B and D attached hereto and incorporated by reference herein contain a listing of certain data, materials, and other intellectual property of Enchira relating to BDS that are necessary or helpful for [  **  ] in the practice of BDS, including specified bacterial strains and reagents.  Enchira hereby represents and warrants to [  **  ] that none of the items listed on Schedules A, B and/or D hereto include, incorporate, or are based upon, any Excluded Items.

2.2          Deliverables. On the Effective Date, Enchira shall immediately transfer to [  **  ] the data and materials listed on Schedules A, B and D hereto in the quantities and in the manner set forth on such schedules.

3.             ASSIGNMENT AND ASSUMPTION; SUBLICENSE.

3.1          Assignment  by Enchira.   In consideration of and upon payment of the Purchase Price,  Enchira hereby assigns to  [  **  ] free and clear of all liens and encumbrances, all its right, title and interest in and to the Assigned Patent Rights and the Assigned Know-How.   As evidence of such assignment, Enchira will provide, at the request of  [  **  ] on or after the Effective Date and in form and substance acceptable to [  **  ], duly executed bills of sale and/or assignment documents transferring the Assigned Patent Rights and the Assigned Know-How to [  **  ], including, but not limited to, the Assignment of Patents attached hereto as Schedule F.

3.2          Grant of Sublicense. Subject to the terms and conditions of this Agreement, including payment of the Purchase Price, Enchira hereby grants to [  **  ] a non-exclusive, perpetual, irrevocable, fully-paid and royalty-free sublicense, with the right to further sublicense through multiple tiers, to the Sublicensed Technology to use such Sublicensed Technology to the full extent of Enchira’s rights to the Sublicensed Technology under the GTI License Agreement (the “Sublicense”).

3.3          Excluded Items; Hold Harmless. Notwithstanding Sections 3.1 and 3.2 herein, nothing within this Agreement shall be construed to grant [  **  ] any rights, license or sublicense to Excluded Items or to any Enchira technology other than the Covered Technology and the Additional Materials. Enchira agrees that it will hold harmless, and will not initiate any legal action against, [ ** ], [  **  ]’s Affiliates and sublicensees, and/or customers with respect to any claim for infringement or misappropriation of intellectual property owned by or licensed to Enchira prior to the date hereof (including all provisionals

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

and converted provisionals existing as of the date hereof relating to BDS, but excluding the Sublicensed Technology, which is subject to the Sublicense) arising from the construction, installation, development, and operation by or for [  **  ] of one or more BDS Units or development, manufacture, import, export, use, offer for sale, and sale of Products by or for [  **  ].

4.             PAYMENTS.

4.1          Payment to Enchira.  In consideration of the transfer of the Assigned Technology, the grant of the Sublicense and the other rights granted to [  **  ] by Enchira hereunder, [  **  ] will pay to Enchira a total of Two Hundred Thousand Dollars ($200,000) (the “Purchase Price”) upon receipt of all deliverables pursuant to Section 2.2 hereof.

4.2          Currency. All payments made pursuant to this Agreement will be paid in United States dollars.

4.3          Taxes. Enchira shall pay any and all taxes levied on account of payment it receives under this Agreement.

4.4          Allocation. The Parties hereby agree to the allocation of the Purchase Price set forth in Schedule C. Such allocation shall be adopted for all purposes, and neither [  **  ] nor Enchira shall file a tax return or otherwise take a position for tax purposes, or otherwise, inconsistent with this allocation.

5.             INTELLECTUAL PROPERTY RIGHTS.

5.1          Filing, Prosecution and Maintenance of Patents.

5.1.1       Assigned Patent Rights. [  **  ] shall have the sole right, at its own expense, to control the filing, prosecution and maintenance, defense, and enforcement of all Assigned Patent Rights.

5.2          Cooperation of the Parties. Each Party agrees (and will cause any of its Affiliates) to cooperate fully in the preparation, filing, prosecution and maintenance of any patent rights under this Agreement. Such cooperation shall include, but not be limited to:

(a)           Executing all papers and instruments, or using reasonable efforts to cause its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of intellectual property rights set forth in Article 3 above and to enable the other Party to file and to prosecute patent applications and to maintain patents in any country; and

(b)           Undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of such patent applications or to the maintenance of such patents.

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

6.             CONFIDENTIAL INFORMATION.

6.1          Definition of Confidential Information. “Confidential Information” shall mean any technical or business information furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether orally or in writing which is identified by the Disclosing Party as confidential. Confidential Information disclosed orally shall be further identified as confidential in writing within thirty (30) days from the date of disclosure. [  **  ]’s commitment to Enchira under this Section 6 with respect to Enchira Confidential Information is made only (a) with respect to Confidential Information disclosed by Enchira to [  **  ] in connection with the GTI License Agreement and (b) because Enchira is required to impose such requirements on [  **  ] in order to grant the Sublicense to [  **  ]. For purposes of clarity, [  **  ] shall have no confidentiality obligation with respect Assigned Technology or Additional Materials and [  **  ] shall not be required to comply with Section 9.5 hereof with respect to Assigned Technology or Additional Material.

6.2          Obligations. The Receiving Party agrees that it shall:

6.2.1       Maintain all Confidential Information of the Disclosing Party in strict confidence, except that a Receiving Party may disclose or permit the disclosure of any such Confidential Information to its, and its Affiliates, directors, officers, employees, consultants and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

6.2.2       Use all Confidential Information of the Disclosing Party solely for the purposes set forth in, or as permitted by, this Agreement; and

6.2.3       Allow its Affiliates, directors, officers, employees, consultants and advisors to reproduce the Confidential Information of the Disclosing Party only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

Each Party shall be responsible for any breaches of this Section 6.2 by any of its Affiliates, directors, officers, employees, consultants and advisors.

6.3          Exceptions. The obligations of a Receiving Party under Section 6.2 above shall not apply to any specific Confidential Information of the Disclosing Party to the extent that the Receiving Party can demonstrate by competent proof that such Confidential Information:

6.3.1       Was generally known to the public or otherwise part of the public domain prior to the time of its disclosure under this Agreement;

6.3.2       Entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

omission by the Receiving Party or its Affiliates, directors, officers, employees, consultants, advisors or agents;

6.3.3       Was independently developed by the Receiving Party, without use of Confidential Information of the Disclosing Party, prior to the time of disclosure by the Disclosing Party; or

6.3.4       Was disclosed to the Receiving Party by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

6.3.5       Is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the United States Securities and Exchange Commission, the United States Environmental Protection Agency, the United States Department of Energy, or the United States Patent and Trademark Office, or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

6.4          Survival of Obligations. The obligations set forth in Sections 6.1, 6.2, and 6.3 shall remain in effect after termination or expiration of this Agreement for a period of five (5) years.

6.5          Publicity. Enchira shall not issue any press release or other public statement concerning the existence or terms of this Agreement or any activities related hereto without the written consent of [  **  ]. Notwithstanding the foregoing, Enchira may disclose this Agreement or any activities related hereto without [  **  ]’s approval if such approval has been requested but not received within forty-eight (48) hours and Enchira reasonably concludes, after consulting with its legal advisors, that it is required by law or regulatory or listing agency to disclose the transaction or part thereof. [  **  ] shall be free to disclose a portion or all of the terms of this Agreement without requiring the consent of Enchira.

7.             REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS.

7.1          Organization; Good Standing. Each Party hereby represents to the other Party on the Effective Date and thereafter throughout the Term that, to the best of its knowledge, it (a) is a corporation duly organized and validly existing, (b) is in good standing under the laws of the jurisdiction of its incorporation, (c) is qualified to do business and in good standing in each jurisdiction in which the performance of its obligations hereunder requires such qualification and (d) has all requisite power and authority, corporate or otherwise, and the legal right to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform under this Agreement.

7.2          Binding Obligation; Due Authorization; No Conflict. Each Party hereby represents to the other Party on the Effective Date and thereafter throughout the Term that,

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

to the best of its knowledge, this Agreement is a legal and valid obligation binding upon its execution and enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions and do not and will not (a) require any consent or approval of its stockholders or any Third Party or (b) conflict with, or constitute a material breach or violation of, any agreement, instrument, understanding, oral or written, to which it is a party or by which it may be bound, and any judgment of any court, governmental body, or arbitrator applicable to such a Party or (c) violate any law, decree, order, rule or regulation of any court, governmental body or administrative or other agency having authority over it.

7.3          No Suit. Enchira hereby represents on the Effective Date, that it is aware of no action, suit or inquiry or investigation contemplated or instituted by any Third Party that questions or threatens the validity of this Agreement.

7.4          Title to Intellectual Property Rights. Enchira hereby represents to [  **  ] that Enchira (i) is the sole owner, free and clear of all liens and encumbrances, of the Assigned Technology, (ii) has the right to grant the Sublicense, and (iii) has the right to do all other things necessary for the purposes contemplated under this Agreement.

7.5          No Violations of Third Party Intellectual Property Rights. Enchira represents (a) that there are no actions against it pending in any court of law or governmental agency (other than prosecution of patents in the various patent offices in the world) of infringement of valid patent rights of a Third Party and (b) that, to the best of its knowledge, by conducting its obligations as currently proposed under this Agreement, Enchira would not violate any of the intellectual property rights of any Third Party.

7.6          No Unauthorized Use Necessary. Enchira hereby represents to [  **  ] that, to the best of Enchira’s knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Covered Technology by anyone.

7.7          No Other Third Party Licenses To Assigned Technology. Enchira hereby represents to [  **  ] that no Third Party licenses, or other right to title, use, sublicense or otherwise acquire, the Assigned Technology exist.

7.8          Termination of Agreements. The BDS Technology Agreement and the Umbrella Agreement, each dated August 31, 1994 and in each case by and between Enchira and The M.W. Kellogg Company, were terminated by Enchira on or before the Effective Date. The Site License Agreement, dated March 6, 1998, by and between Enchira and PetroStar, was terminated by Enchira and PetroStar on or before the Effective Date.

7.9          No Warranties. Except as expressly set forth in this Agreement, each Party hereby acknowledges that the data and any materials to be provided by Enchira to [  **  ] under this Agreement will be of an experimental nature, provided without warranties, and Enchira shall not accept any liability in connection with their use, storage and disposal by

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

[  **  ]. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY ACKNOWLEDGES THAT NO WARRANTY IS MADE REGARDING THE UTILITY OF ANY INFORMATION, MATERIALS OR TECHNOLOGY PROVIDED HEREUNDER. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES AS TO THE VALIDITY OR SCOPE OF PATENTS AND PATENT CLAIMS, ISSUED AND PENDING, PROTECTING ITS TECHNOLOGY OR THAT ANY TECHNOLOGY WILL BE FREE FROM INFRINGEMENT OF PATENTS OR PROPRIETARY RIGHTS OF THIRD PARTIES, OR THAT NO THIRD PARTIES ARE IN ANY WAY INFRINGING PATENT RIGHTS.

7.10        Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE UNDER SECTION 4.1 OR FOR LIABILITY FOR BREACH OF CONFIDENTIALITY, IN NO EVENT WILL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

8.             INDEMNIFICATION.

8.1          Enchira shall indemnify, defend, and hold harmless [  **  ] and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns (each an “Indemnitee”), against any liability, damage, loss, or expense incurred by or imposed upon such persons or any one of them in connection with any claims, settlements, suits, actions, demands, or judgments by any Third Party arising from the pursuit of the purposes of this Agreement concerning (i) any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability), (ii) any breach of the representations and warranties made by Enchira to [  **  ] under this Agreement, including, without limitation, in Sections 2.1 and 7.5 herein or (iii) any and all claims by Maxygen, Inc. (or any successor-in-interest thereto) that any of the Covered Technology licensed hereunder, or, any of the Additional Materials or other materials provided by Enchira to [  **  ] hereunder, includes, incorporates, or is based on, the RACHITT™ process. None of [  **  ] and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns shall be entitled to indemnification for the settlement of any claim pursuant to this Agreement unless it obtains the prior written consent of Enchira to such settlement.

8.2          Any Indemnitee that intends to claim indemnification under Section 8.1 shall promptly notify Enchira of any claim in respect of which the Indemnitee intends to claim

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

such indemnification, and Enchira shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of no more than the law firm representing all Indemnitees in the proceeding or related proceeding, to be paid by Enchira, if representation of such Indemnitee by the counsel retained by the Enchira would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in Section 8.1 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Enchira. The failure to deliver notice to Enchira within a reasonable time after the commencement of any such action, shall not relieve Enchira of any liability to the Indemnitee under Section 8.1, except to the extent Enchira has been prejudiced by such failure to give notice. Each Party and its Affiliates and their employees and agents shall cooperate fully with the other Party and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

9.             TERM AND TERMINATION.

9.1          Term. The term of this Agreement will commence as of the Effective Date of this Agreement and, unless sooner terminated as provided hereunder, will expire upon the expiration of the last to expire of the patents included in the Sublicensed Patents (the “Term”).

9.2          Mutual Consent. This Agreement may be terminated at any time by mutual written agreement of the Parties.

9.3          Default.

9.3.1       Notice of Default. In the event any material representation or warranty made hereunder by either Party shall be untrue (“Representation Default”) or upon any breach or default of a material obligation of this Agreement by a Party (“Performance Default”), the Party not in Default (“Non-Defaulting Party”) must first give the other Party (“Defaulting Party”) written notice thereof (“Notice of Default”), which notice must state the nature of the untruthfulness, breach or default in reasonable detail and request the Defaulting Party cure such Default within sixty (60) days.

9.3.2       Termination for Default. The Non-Defaulting Party may, in addition to any other remedies which may be available to such Non-Defaulting Party at law or equity, terminate this Agreement in the event of (a) a Representation Default by the Defaulting Party or (b) a Performance Default by the Defaulting Party; that has not been cured within sixty (60) days after receipt of a Notice of Default; or, if such Performance Default cannot be cured within such sixty (60) day period, and the defaulting Party shall have failed to commence substantial remedial actions within such sixty (60) day period and to diligently pursue the same. Notwithstanding the foregoing, if a Representation or Performance Default is not curable by its nature, the Non-Defaulting Party may immediately terminate this Agreement with a Notice of Default to the Defaulting Party.

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

9.4          Bankruptcy.

9.4.1       A Party may terminate this Agreement if, during the Term, the other Party shall file in court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution or similar process against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

9.4.2       All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party that is a licensee of such rights under this Agreement shall retain and may fully exercise its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be, within ten (10) days of the commencement of such proceeding, delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding (or a trustee on behalf of the subject Party) elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

9.5          Disposition of Confidential Information. In the event of termination of this Agreement, each Receiving Party shall return or destroy all forms of Confidential Information provided to such Receiving Party by a Disclosing Party under this Agreement within thirty (30) days after such termination or expiration, provided, however, that a Receiving Party may retain one copy of such Confidential Information for the sole purpose of use in any litigation resulting from this Agreement or the activities undertaken pursuant to this Agreement.

9.6          Effect of Termination or Expiration. Termination or expiration of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination or expiration and shall not terminate any sublicense granted prior to such termination or expiration pursuant to Section 3.2. Except as otherwise provided herein, the provisions of

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

Articles 1, 3, 6, 8, 10 and 11 and of Sections 5.1, 5.2, 7.9, 7.10 and 9.5 shall survive the expiration or termination of this Agreement.

10.       DISPUTES. Any dispute under this Agreement shall be finally decided in the appropriate court of law or equity.  Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs, attorneys’ and witness’ fees and court fees incurred in connection with the litigation.

11.          MISCELLANEOUS.

11.1        Relationship of Parties. It is expressly agreed that [  **  ] and Enchira shall be independent contractors and that nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

11.2        Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State  of [  **  ] without regard to those provisions governing conflicts of law.

11.3        Binding Effect. This Agreement and all rights and obligations hereunder shall inure to the benefit of and be binding upon the Parties, their affiliates, and their respective lawful successors and assigns (including, without limitation, any successor to a Party upon a change of control).

11.4        Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier or confirmed facsimile transmission to the following addresses or facsimile numbers:

If to Enchira:	If to [ ** ]:
Enchira Biotechnology Corporation	[ ** ]
4200 Research Forest Drive	[ ** ]
The Woodlands, TX 77381	[ ** ]
Attention: Paul Brown	[ ** ]

Tel: (281) 364-6100	Tel: [ ** ]
Fax: (281) 364-6112	Fax: [ ** ]

with a copy to:	with a copy to:

Andrews & Kurth L.L.P.	[ ** ]
Waterway Plaza Two, Suite 200	[ ** ]
10001 Woodloch Forest Drive	[ ** ]
The Woodlands, TX 77380
Attention: Jeffrey R. Harder	[ ** ]

Tel: (713) 220-4312	Tel: [ ** ]
Fax: (713)238-7282	Fax: [ ** ]

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

11.5        Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

11.6        Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

11.7        Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, including Petro Star, other than the Parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.8        Entire Agreement. Subject to any applicable provisions of the mutual Confidential Disclosure Agreement between the Parties executed on February 13, 1996 (which agreement references the former names of [  **  ] and Enchira, namely, Recombinant Biocatalysis, Inc. and Energy Biosystems Corp., respectively) and the mutual Confidentiality and Non-Disclosure Agreement between Enchira, [  **  ], and Petro Star executed on February 21, 2001, that do not contradict the terms of this Agreement, this Agreement and the exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, and understandings of the Parties. No Party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

11.9        Counterparts. This Agreement may be executed via facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the Parties hereto. Only one such counterpart signed by the Party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

11.10      Titles and Subtitles; Form of Pronouns; Construction and Definitions. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

includes the plural and the plural number includes the singular. Unless the context otherwise requires, the term “including” shall mean “including, without limitation.”

11.11      No Assignment; Binding Effect. Except as expressly permitted herein, neither Party may assign any of its rights, duties and obligations under this Agreement without the express written consent of the other Party, which may be given or withheld, as the case may be, in the other Party’s sole and absolute discretion, except a Party may make such an assignment without such consent to a successor to substantially all of the business of such Party to which this Agreement pertains, whether in merger, sale of stock, sale of assets or other transaction; provided that in event of such transaction, intellectual property rights of a party to such transaction other than one of the Parties shall not be included in the technology sublicensed hereunder. This Agreement and all rights and obligations hereunder shall inure to the benefit of and be binding upon the Parties, their affiliates, and their respective lawful successors and assigns (including, without limitation, any successor to a Party upon a change of control).

(signature page follows)

[  **  ] This portion has been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Exchange Act.  The omitted portion has been separately filed with the Commission.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

[ ** ]

By:	[ ** ]
Name:	[ ** ]
Title: President and Chief Executive Officer

ENCHIRA BIOTECHNOLOGY CORPORATION

By:	/s/ Daniel J. Monticello
Name: Daniel J. Monticello
Title: Vice President, Research & Development

The schedules attached as part of this agreement have been omitted.